Exhibit 4.1

NUMBER	SHARES

REAGAN BOSCO INTERNATIONAL COMPANY, INC.

A Nevada corporation

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that	CUSIP 37892F 109
is the owner of

fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

[INSERT SEAL HERE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________________________ Attorney to transfer the said shares on the books of the within named Corporation will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: